UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

FireEye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 McCarthy Blvd.

Milpitas, CA 95035

(Address of principal executive offices, including zip code)

(408) 321-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 27, 2015, FireEye, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $400.0 million aggregate principal amount of 1.000% Convertible Senior Notes due 2035 (the “Series A Notes”) and $400.0 million aggregate principal amount of 1.625% Convertible Senior Notes due 2035 (the “Series B Notes” and together with the Series A Notes, the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will, subject to the satisfaction of certain customary closing conditions, be issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $60.0 million aggregate principal amount of the Series A Notes and up to an additional $60.0 million aggregate principal amount of the Series B Notes, as applicable, on the same terms and conditions. The Initial Purchasers exercised their option in full on May 28, 2015.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Prepaid Forward Stock Purchase Transactions

In connection with the pricing of the Notes, on May 27, 2015 the Company entered into privately negotiated prepaid forward stock purchase transactions (each a “Prepaid Forward”) with one of the Initial Purchasers of the Notes (the “Forward Counterparty”), pursuant to which the Company will purchase approximately $150.0 million worth of its common stock (equivalent to approximately 3.3 million shares of its common stock) for settlement on or around June 1, 2020 and June 1, 2022, respectively, subject to any early settlement, in whole or in part, of each Prepaid Forward. Subject to the closing of the offering of the Notes, the Prepaid Forwards will become effective on June 2, 2015. In the event that the Company pays any cash dividends on its common stock, the Forward Counterparty will pay an equivalent amount to the Company. The Prepaid Forwards are designed to facilitate privately negotiated derivative transactions between the Forward Counterparty and holders of the Notes, including swaps, relating to the shares of the Company’s common stock by which holders of the Notes will establish short positions and otherwise hedge their investments in the Notes concurrently with, or shortly after, the pricing of the Notes. The shares to be purchased under each Prepaid Forward will be treated as retired for accounting purposes as of the effective date of each Prepaid Forward, but will remain outstanding for corporate law purposes, including for purposes of any future stockholders votes.

The Forward Counterparty has advised the Company that in connection with entering into the Prepaid Forwards, it or its affiliate expects to enter into derivative transactions relating to the Company’s common stock with purchasers of the Notes who are hedging their exposure to the Notes, and that it or its affiliate expects to purchase in secondary market transactions or otherwise acquire shares of the Company’s common stock prior to or at the time of settlement of each Prepaid Forward. These activities could have the effect of increasing, or reducing the size of any decrease in, the price of the Notes or the Company’s common stock. In addition, the Forward Counterparty or its affiliate is likely to modify its hedge position by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or by purchasing shares of common stock of the Company in secondary market transactions following the pricing of the Notes and prior to the effective maturity of the Notes (including shortly before the maturity date under each Prepaid Forward, on or around any earlier observation period related to a conversion of such series of Notes and on or around any election by the Forward Counterparty to settle all or a portion of a Prepaid Forward early).

The description of the Prepaid Forwards contained herein is qualified in its entirety by reference to the Prepaid Forwards attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On May 26, 2015, the Company issued a press release announcing its intention to offer, subject to market conditions and other factors, $600.0 million aggregate principal amount of convertible senior notes due 2035 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 28, 2015, the Company issued a press release announcing the pricing of $800.0 million aggregate principal amount of the Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of this press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated May 27, 2015, among the Company and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several Initial Purchasers named in Schedule I thereto

10.2	Forward Stock Purchase Transaction, dated May 27, 2015, between the Company and Morgan Stanley & Co. LLC

10.3	Forward Stock Purchase Transaction, dated May 27, 2015, between the Company and Morgan Stanley & Co. LLC

99.1	Press release dated May 26, 2015

99.2	Press release dated May 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: May 29, 2015	By:	/s/ Alexa King
Alexa King
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated May 27, 2015, among the Company and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several Initial Purchasers named in Schedule I thereto

10.2	Forward Stock Purchase Transaction, dated May 27, 2015, between the Company and Morgan Stanley & Co. LLC

10.3	Forward Stock Purchase Transaction, dated May 27, 2015, between the Company and Morgan Stanley & Co. LLC

99.1	Press release dated May 26, 2015

99.2	Press release dated May 28, 2015